EXHIBIT 10.3
THE BON-TON STORES, INC.
RESTRICTED STOCK UNIT AGREEMENT
This is a Restricted Stock Unit Agreement dated as of                      _____,                      (“Agreement”), between The Bon-Ton Stores, Inc. (the “Company”) and                                          (the “Grantee”). This Agreement is entered into pursuant to the provisions of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”) in connection with Grantee’s services as                      and is intended to constitute an Award under the Plan, on the terms and conditions set forth herein, and subject to the terms, conditions and limitations of the Plan. Except as otherwise specifically provided herein, or as may be required by the context, all capitalized terms used herein are used with the same meaning as is set forth in the Plan. This Agreement is intended to be consistent with the terms of the Plan and is subject in all regards to the terms of the Plan. In any case where there is a conflict between the terms of this Agreement and the terms of the Plan, the conflict shall be resolved in favor of the Plan.
1. Definitions. As used herein:
(a)	“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board of Directors pursuant to the Plan.

(b)	“Date of Grant” means ___, ___, the date on which the Company has awarded this Restricted Stock Unit.

(c)	“Restricted Stock Unit” means a right to receive a Share (as defined below) pursuant to the terms of this Agreement, and consistent with the provisions of the Plan.

(d)	“Share” means a share of Common Stock of the Company.

(e)
“Share Distribution Date” means the earlier of the first anniversary of the date as of which Grantee’s service as                      terminates for any reason or the date of a Change of Control, except as otherwise provided in Section 9 below.

(f)	“Vesting Date” means ___, 20___.
2. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company grants to Grantee                                          Restricted Stock Units, each of which corresponds to a single Share, to be delivered to Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) on the Share Distribution Date.
3. Restrictions on Restricted Stock Units. Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock Units at any time. Grantee’s rights with respect to the Restricted Stock Units granted subject to this Agreement shall be to receive the Shares corresponding to such Restricted Stock Units on the Share Distribution Date.
4. Vesting. The Restricted Stock Units subject to this Agreement shall become fully vested on the Vesting Date if Grantee has remained as                      continuously through the Vesting Date. If Grantee has terminated service as                      prior to the Vesting Date, a portion of the Restricted Stock Units subject to this Agreement shall become vested, such portion being determined by multiplying the number of Restricted Stock Units subject to this agreement by a fraction, the numerator of which is the number of full months that Grantee was                      during the period from the Date of Grant to the Vesting Date, and the denominator of which is the number of full months from the Date of Grant to the Vesting Date.

5. Forfeiture of Restricted Stock Units. Any Restricted Stock Units that are not treated as having become vested as of the Vesting Date shall be forfeited.
6. Distribution of Shares. The Restricted Stock Units that are treated as vested as of the Vesting Date shall entitle Grantee to receive a corresponding number of Shares as of the Share Distribution Date, such Shares to be fully vested and transferable as of such date, and are treated as issued in redemption of Grantee’s rights attributable to the Restricted Stock Units granted hereby.
7. Rights of Grantee. Grantee shall not be treated as owning the Shares that correspond to the Restricted Stock Units unless and until the Shares are transferred to Grantee as of the Share Distribution Date, and shall have none of the rights associated with ownership of such Shares prior to such date. Notwithstanding the foregoing, Grantee shall be entitled to receive payments that represent dividend equivalent amounts from the Company that shall be payable at the same times and in the same amounts as dividends that would have been payable if Shares rather than Restricted Stock Units had been granted to Grantee as of the Date of Grant.
8. Certain Adjustments. In the event there is a change in the capitalization of the Company, Grantee’s rights to receive a distribution of Shares on the Share Distribution Date shall be modified in a manner consistent with the provision of Section 11 of the Plan.
9. Change of Control of Company. In the event of a Change of Control, the Restricted Stock Units subject to this Agreement shall immediately become fully vested, and the Shares corresponding to such Restricted Stock Units shall be distributed as soon as practicable following the Change of Control; provided, however, that, in the event any modification to the Internal Revenue Code of 1986, as amended (the “Code”) is enacted into law that would be applicable to the distribution of stock contemplated in this Paragraph 9 and that would impose a tax penalty or additional tax liability by reason of such distribution being made within a specified period following a Change of Control, such distribution shall be deferred, if possible, to the extent necessary to avoid such tax penalty or additional tax.
10. Notices. Any notice to be given to the Company shall be addressed to the General Counsel of the Company at its principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, by recognized courier service or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
11. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock Units or on the distribution of Shares as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the conditions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

12. Delivery of Shares. Upon the Share Distribution Date, the Company shall notify Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) that the Shares corresponding to Grantee’s Restricted Stock Units are distributable and shall, upon request by Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s death or incapacity) deliver a certificate for such Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 11 above. The Committee may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a share on the Vesting Date.
13. Administration. This grant of Restricted Stock Units has been made pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee. The Committee’s determination shall be final, binding and conclusive.
14. No Affect on Service as ______. Nothing herein contained shall affect the right of the Board of Directors to terminate Grantee’s service as                     .
15. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
16. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
IN WITNESS WHEREOF, the Company and Grantee have entered into this Agreement on the day and year first above written.

THE BON-TON STORES, INC.
By:

ACKNOWLEDGED:

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